SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                   May 18, 1999
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                            NEWCARE HEALTH CORPORATION
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Nevada                    0-24110                 86-0594391
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number



           6000 Lake Forrest Drive, Suite 200, Atlanta, Georgia  30328
           -----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code




                                (404) 255-7500
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     Effective May 18, 1999, subsidiaries of NewCare Health Corporation (the "Company") transferred all of their interests in four nursing homes and one assisted living facility to affiliates of Nationwide Health Properties ("NHP"). NHP held mortgages on each of these nursing homes which were unable to generate sufficient cash flow to make the required payments on their respective mortgage obligations totaling $21.5 million. The four nursing homes transferred are the Central Tampa Nursing Home, Tampa, Florida; Dania Nursing Home, Dania, Florida; Oak Manor Nursing Home, Largo, Florida; and the Windward Nursing Center, Flowery Beach, Georgia. The assisted living facility is the Oak Manor Villas in Largo, Florida.

     The transfers were made in exchange for the release of the $21.5 million loan mortgaged by the properties. The Company's related subsidiaries are still liable for certain obligations and debts related to these facilities incurred prior to the transfer.

     The Company and Chris Brogdon, Chairman and Chief Executive Officer of the Company, have provided guarantees of the representations, warranties and other obligations of the subsidiaries which transferred the properties.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) PRO FORMA FINANCIAL INFORMATION. Pro Forma Financial Information will be filed by amendment.

     (c) EXHIBITS.

         EXHIBIT NO.              DESCRIPTION                 LOCATION

         Exhibit 10.1    Purchase and Sale Agreement       Filed herewith
                         with JJS Properties, Inc.         electronically


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   NEWCARE HEALTH CORPORATION



Dated: June 18, 1999               By:/s/ Darrell C. Tucker
                                      Darrell C. Tucker, President